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                                                                   Exhibit 11


                               BADGER METER, INC.

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                (Dollars in thousands except per share amounts)




                                                Three Months Ended March 31,
                                                    1996            1995
                                               --------------  --------------
                                                     (1)             (2)
PRIMARY

Shares
Average shares outstanding                         1,760,784     1,751,492
Shares issuable upon exercise of stock options        51,281        28,264
                                                   ---------     ---------
Total                                              1,812,065     1,779,756
                                                   =========     =========

Earnings
Net earnings applicable to adjusted Common shares  $     888     $     857
                                                   =========     =========

Per share amounts
Net earnings per share                             $     .49     $     .48
                                                   =========     =========

FULLY DILUTED

Shares
Average shares outstanding                         1,760,784     1,751,492
Shares issuable upon exercise of stock options        51,897        31,905
                                                   ---------     ---------
Total                                              1,812,681     1,783,397
                                                   =========     =========

Earnings
Earnings applicable to adjusted Common shares      $     888     $     857
                                                   =========     =========

Per share amounts
Net earnings per share                             $     .49     $     .48
                                                   =========     =========
Percentage dilution                                      2.9%          1.8%




(1) In 1996, earnings per share for financial statement purposes includes Common stock equivalents since dilution is approximately 3%.

(2) In 1995, earnings per share for financial statement purposes does not include Common stock equivalents since dilution is less than 3%.









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